Exhibit 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of April 27, 2006 (this “Amendment”) amends the Credit Agreement dated as of March 9, 2006 (the “Credit Agreement”) among Kanbay International, Inc. (the “Company”), various financial institutions (collectively, the “Lenders”) and LaSalle Bank National Association (“LaSalle”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto desire to reflect the exercise by the Company of the increase in the aggregate commitments under the Credit Agreement, the addition of new Lenders and the reallocation of commitments and loans under the Credit Agreement, and to make certain other related changes to the Credit Agreement, as more fully set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS. Upon the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows:

1.1                                 Amendment of Definition. The definition of “Revolving Commitment Amount” is amended in its entirety to read as follows:

Revolving Commitment Amount means $100,000,000, as reduced from time to time pursuant to Section 6.1.

1.2                                 Deletion of Section 2.6. Section 2.6 is deleted.

1.3                                 Amendment to Section 10.1.8. Section 10.1.8 is amended by inserting the word “than” immediately before the phrase “10 Business Days”.

1.4                                 Amendments to Annex A and Annex B. Annex A and Annex B are replaced by Annex A and Annex B, respectively, hereto.

SECTION 2  Addition of Parties. Upon the satisfaction of the conditions precedent set forth in Section 3, each financial institution listed on the signature pages hereof other than LaSalle (each a “New Lender”) will become a Lender under and as defined in the Credit Agreement with a Revolving Commitment and a Term Commitment in the amounts shown on Annex A to the Credit Agreement as amended hereby. In addition, HSBC Bank USA, National Association will be the Syndication Agent and each of Citibank, F.S.B., National City Bank of the Midwest and U.S. Bank National Association will be a Co-Documentation Agent (and the Syndication Agent and the Co-Documentation Agents will have the benefit of the provisions of Section 14.13 of the Credit Agreement in such capacities).

SECTION 3. CONDITIONS PRECEDENT. The amendments set forth in Section 1 and the addition of parties set forth in Section 2 shall become effective when the Administrative Agent has received:

(a)                                  Amendment. Counterparts of this Amendment executed by the Company, the Administrative Agent and each Lender (including each New Lender).

(b)                                 Confirmation and Amendment. A confirmation and amendment substantially in the form of Exhibit A executed by each Loan Party.

(c)                                  Notes. A Note for each New Lender executed by the Company.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that, immediately after the effectiveness of the amendments set forth in Section 1 and the addition of parties set forth in Section 2, (a) each warranty set forth in Section 9 of the Credit Agreement shall be true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (b) no Event of Default or Unmatured Event of Default exists.

SECTION 5.                                MISCELLANEOUS.

5.1                                 Continuing Effectiveness, etc. The Credit Agreement, as modified hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects. After the effectiveness of this Amendment, all references to the Credit Agreement in the Loan Documents shall be deemed to refer to the Credit Agreement as modified hereby.

5.2                                 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof.

5.3                                 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.4                                 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

5.5                                 Confirmation by New Lenders. Each New Lender confirms to the Company and the Administrative Agent that, as of the date hereof, the Company will not be obligated to pay any amount to such Lender under Section 7.6 or 8.1 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

KANBAY INTERNATIONAL, INC.

By:	/s/ William Weissman
Name:	William Weissman
Title:	CFO

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Lender and as a Lender

By:	/s/ Daniel E. Sullivan, Jr.
Name:	Daniel E. Sullivan, Jr.
Title:	First Vice President

NEW LENDERS:

HSBC BANK USA, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ John G. Tierney
Name:	John G. Tierney
Title:	First Vice President

CITIBANK, F.S.B., as Co-Documentation Agent and as a Lender

By:	/s/ Scott A. Miller
Name:	Scott A. Miller
Title:	Vice President

NATIONAL CITY BANK OF THE MIDWEST, as Co-Documentation Agent and as a Lender

By:	/s/ Michael L. Monninger
Name:	Michael L. Monninger
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Co- Documentation Agent and as a Lender

By:	/s/ Matthew J. Schulz
Name:	Matthew J. Schulz
Title:	Vice President

SILICON VALLEY BANK

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Relationship Manager

WELLS FARGO BANK, N.A.

By:	/s/ Jillian L.R. Bales
Name:	Jillian L.R. Bales
Title:	Vice President/Senior Relationship Manager